UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2005

CAPITAL CORP OF THE WEST
(Exact Name of Registrant as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

550 West Main Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)

(209) 725-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Capital Corp of the West is pleased to announce the appointment of Mr. John Incandela as our new Chief Credit Officer. Mr. Incandela accepted his position on June 3, 2005 and is anticipated to begin his service with the Company on June 20, 2005.Mr. Incandela will be replacing Mr. James Sherman, who announced his intention to retire on December 24, 2004. Mr. Incandela received his Bachelor of Science degree in Finance from Lehigh University in 1983 and a Master of Business Administration in Management from Fordham University in 1996. Mr. Incandela was most recently employed with Banco Popular North America where he worked as Head of Credit Policy for nearly three years, and in credit administration for over twelve years. Before working for Banco Popular North America, Mr. Incandula performed tasks in different areas of credit administration from 1984 to 1993.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
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(Registrant)

Dated: June 8, 2005	By /s/ David Curtis

David Curtis
Vice President/Controller